SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Northwest Biotherapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter to Stockholders
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on Thursday, June 20, 2002
NORTHWEST BIOTHERAPEUTICS, INC. PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
TRANSACTIONS WITH MANAGEMENT CERTAIN TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PRICE PERFORMANCE
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2:
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS
OTHER MATTERS
NORTHWEST BIOTHERAPEUTICS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

NORTHWEST BIOTHERAPEUTICS INC.

PRELIMINARY COPY

Letter to Stockholders

May 13, 2002

Dear Stockholder:

      The Board of Directors and management of Northwest Biotherapeutics, Inc. cordially invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Northwest Biotherapeutics, Inc., which will be held on Thursday, June 20, 2002 at 10:30 a.m., at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington.

      The enclosed notice of the Annual Meeting and proxy statement describes the matters to be acted upon by Northwest Biotherapeutics’ stockholders. In addition, the proxy statement contains information about the role and responsibilities of the Board of Directors and its committees.

      Your vote is very important. Therefore, whether or not you plan to attend the Annual Meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

Sincerely,

/s/ DANIEL O. WILDS

Daniel O. Wilds
Chairman, President
and Chief Executive Officer

PRELIMINARY COPY

NORTHWEST BIOTHERAPEUTICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 20, 2002

       Notice is hereby given that the Annual Meeting of Stockholders of Northwest Biotherapeutics, Inc. (the “Company”) will be held on Thursday, June 20, 2002 at 10:30 a.m. at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington for the following purposes:

      1.     To elect two Class I directors to our Board of Directors to serve until the 2005 Annual Meeting of Stockholders and until their successors have been elected and qualified;

      2.     To amend the Company’s Fifth Amended and Restated Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock from 30,000,000 to 125,000,000; (ii) increase the number of authorized shares of Preferred Stock from 12,500,000 to 15,000,000; and (iii) reflect the conversion of the Company’s previously issued Preferred Stock into Common Stock;

      3.     To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002; and

      4.     To transact any other business which may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on May 3, 2002 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. Stockholders are cordially invited to attend the meeting in person. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the Company.

By Order of the Board of Directors,

/s/ JIM D. JOHNSTON

Jim D. Johnston
Executive Vice President, Chief Financial Officer and
Chief General Counsel

Northwest Biotherapeutics, Inc.

21720 — 23rd Drive S.E., Suite 100
Bothell, Washington 98021
May 13, 2002

IMPORTANT: Please fill in, date, sign and return the enclosed Proxy in the postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your Proxy.

NORTHWEST BIOTHERAPEUTICS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, June 20, 2002 at 10:30 a.m. and at any adjournment or adjournments thereof (the “Annual Meeting”). The Company first mailed this Proxy Statement and Proxy on or about May 13, 2002 to Stockholders of record on the books of the Company at the close of business on May 3, 2002 (“Record Date”).

Record Date and Outstanding Shares

      Only Stockholders of record on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date                      shares of Common Stock were issued and outstanding.

Solicitation and Revocability of Proxies

      Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by the Company.

      Any Stockholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company’s principal offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a Stockholder’s proxy unless the Stockholder votes in person.

Quorum and Voting

      Under Delaware law and the Company’s Fifth Amended and Restated Certificate of Incorporation, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. In the election of directors, the nominees elected are the two individuals receiving the greatest number of votes cast by the shares present in person or represented by proxy and entitled to vote. Any action other than a vote for a nominee will have the effect of voting against the nominee. The amendments to the Company’s Fifth Amended and Restated Certificate of Incorporation will be approved and the appointment of independent auditors will be ratified if the votes cast in favor of each of the respective proposal exceed the votes cast against it. Abstention from voting or broker non-votes will have no effect since such actions do not represent votes cast.

      If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions given. In the absence of instructions to the contrary, the shares will be voted in accordance with the Board of Directors’ recommendations. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those described in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 3, 2002, the number of shares of Common Stock held by beneficial owners of more than five percent of the Company’s Common Stock, by directors and nominees, by the executive officers named in the Summary Compensation Table on page 6, and by all directors and executive officers of the Company as a group:

	Number of Shares
	Beneficially
Name of Beneficial Owner	Owned	Percentage

C. William Schneider(1)	2,020,802	11.90%

Northwest Hospital(2)	2,020,802	11.90%

Progress Enterprises S.A.(3)	918,100	5.40%

Alton L. Boynton, Ph.D.(4)	497,005	2.93%

Daniel O. Wilds(5)	412,863	2.43%

Randall L-W. Caudill, Ph.D.(6)	216,261	1.27%

Eric Holmes, Ph.D.(7)	111,651	*

George P. Hutchinson(8)	69,818	*

Haakon Ragde, M.D.(9)	23,921	*

Michael Salgaller, Ph.D.(10)	24,264	*

Patricia A. Lodge, Ph.D.(11)	18,276	*

All current executive officers and directors as a group (9 persons)	3,376,861	19.88%

*	less than 1%

(1)	Mr. Schneider is a member of our board of directors, is President and Chief Executive Officer for Northwest Hospital and, in such capacity, has voting and investment power of 2,020,802 shares held by Northwest Hospital.

(2)	The address for Northwest Hospital is 1550 North 115th St., Seattle, Washington 98133.

(3)	Based on a Schedule 13G filed pursuant to the Securities and Exchange Act of 1934, which indicates that Progress Enterprises S.A. has sole voting and dispositive power for all of those shares. The address for Progress Enterprises S.A. is PO Box 626, National Westminster House, Le Truchot, St. Peter Port, Guernsey, Channel Islands, GY1 4PW.

(4)	Includes 391,040 shares of Common Stock held by Dr. Boynton and 105,965 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 3, 2002.

(5)	Includes 18,800 shares of Common Stock held by Mr. Wilds and 394,063 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 3, 2002.

(6)	Includes 5,700 shares of Common Stock held by Prudential Securities C/F Randall L-W. Caudill IRA Rollover dtd 2/19/93, 39,314 shares of Common Stock held by Dr. Caudill as co-trustee of the JPS Irrevocable Trust under Agreement dated April 1, 1998 and exercisable within 60 days of May 3, 2002, and 171,247 shares held by Dunsford Hill Capital Partners, Inc., a California corporation owned and controlled by Randall L-W. Caudill, and exercisable within 60 days of May 3, 2002.

(7)	Includes 99,227 shares of Common Stock held by Dr. Holmes and 12,424 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 3, 2002.

(8)	Represents 69,818 shares of Common Stock held by Mr. Hutchinson.

(9)	Includes 15,382 shares of Common Stock held by Dr. Ragde and 8,539 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 3, 2002.

(10)	Includes 6,435 shares of Common Stock held by Dr. Salgaller and 17,829 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 3, 2002.

(11)	Includes 6,000 shares of Common Stock held by Ms. Lodge and 12,276 shares of Common Stock issuable pursuant to options exercisable within 60 days of May 3, 2002.

EXECUTIVE OFFICERS OF THE COMPANY

      The executive officers of the Company are as follows:

Name	Age	Position

Daniel O. Wilds	53	Chairman, President and Chief Executive Officer

Alton L. Boynton, Ph.D.	57	Executive Vice President, Chief Scientific Officer, Chief Operating Officer and Secretary

Jim D. Johnston, J.D., CPA	42	Executive Vice President, Chief Financial Officer and Chief General Counsel

Scott C. Stromatt, MD, MBA	44	Vice President and Chief Medical Officer

Eric Holmes, Ph.D.	50	Vice President of Biomedical Research and Development

Michael Salgaller, Ph.D.	44	Vice President of Clinical and Research Affairs

Patricia A. Lodge, Ph.D.	41	Vice President of Operations and Process Development

      The biographies of the executive officers of the Company who are not directors are as follows:

      Jim D. Johnston. Mr. Johnston has served as our Executive Vice President, Chief Financial Officer and Chief General Counsel since January 2002. Prior to joining us, Mr. Johnston was a partner in the Seattle, Washington office of Lane Powell Spears Lubersky LLP where his practice focused on corporate finance, mergers and acquisitions and securities law. Mr. Johnston received his M.S.T. from Golden Gate University in 1986 and his J.D. from the University of Puget Sound in 1990.

      Scott C. Stromatt. Dr. Stromatt has served as our Vice President and Chief Medical Officer since April 2002. Dr. Stromatt served as Vice President of Health Care Research at C.E. Unterberg, Towbin, a New York investment bank from June 2000 until April 2002. From October 1998 until May 2000 he served as Senior Vice President of Bigelow and Company, a regional investment bank. Dr. Stromatt received his MBA from the University of Colorado in 1999 and his MD from the University of Chicago in 1983.

      Eric Holmes. Dr. Holmes co-founded our company in 1996, and has served as our Vice President of Biomedical Research and Development since September of 2001. He established and coordinated a research program focusing on regulation of biosynthesis of cell surface carbohydrate antigens and monoclonal antibody development. He currently directs our monoclonal antibody development activities. Dr. Holmes received his Ph.D. in Biochemistry from the University of California, Davis in 1979.

      Michael Salgaller. Dr. Salgaller has served as Vice President of Clinical and Research Affairs since July 2001. Dr. Salgaller joined the Company in May 1996 from the National Institutes of Health, as the Head of the Immunotherapy Division. In 1999, he was promoted to Director of Antigen Research and Development. From 1998-2001 he was also a Member of the Department of Molecular Medicine of Northwest Hospital. Dr. Salgaller received his Ph.D. in Pathology from The Ohio State University in 1989.

      Patricia A. Lodge. Dr. Lodge has served as Vice President of Operations and Process Development since July 2001. Prior to joining us, Dr. Lodge was a faculty member at Vanderbilt University. Dr. Lodge received her Ph.D. in Cell and Molecular Biology from the University of Vermont in 1992.

      Officers serve at the discretion of the Board of Directors.

TRANSACTIONS WITH MANAGEMENT

CERTAIN TRANSACTIONS

      The Company believes that each of the transactions described below was carried out on terms that were no less favorable to it than those that would have been obtained from unaffiliated third parties. Any future transactions between Northwest Biotherapeutics and any of its directors, officers or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the board of directors.

Relationship With Northwest Hospital

      Northwest Hospital owns in excess of 5% of our voting stock. C. William Schneider, a member of our board of directors, is the President and Chief Executive Officer of Northwest Hospital. In August 2001, we entered into an agreement with Northwest Hospital pursuant to which they agreed to forego their right to require us to repurchase their 550,700 shares of redeemable series A convertible preferred stock and we agreed to pay them $1.7 million within 30 days following the closing of our initial public offering. The $1.7 million fee was paid on December 19, 2001. On December 14, 2001 we paid approximately $2.8 million to Northwest Hospital to fully repay a $2.9 million line of credit which expired that same day. Interest had accrued on amounts that we borrowed under that line of credit at a rate equal to the sum of 1% plus the large business prime rate as reported by Bank of America. On December 14, 2001, Northwest Hospital exercised warrants to purchase 1,101,402 shares of our Common Stock at a purchase price of $198,252.

      Dr. Alton L. Boynton, our Executive Vice President, Chief Operating Officer, Chief Scientific Officer, Secretary and a member of our board of directors, founded the Northwest Hospital Department of Molecular Medicine in 1995. Our initial research into the application of dendritic cell technology to the treatment of cancer stemmed from Dr. Boynton’s association with the Northwest Hospital Department of Molecular Medicine and Pacific Northwest Cancer Foundation. The department is funded primarily through grants from the National Institute of Health and the National Cancer Institute, and Dr. Boynton has received two such grants during his association with us. Additionally, Dr. Eric Holmes, one of our named executive officers, has received such a grant.

      Pursuant to a sublease that terminates on August 31, 2003, the Northwest Hospital Department of Molecular Medicine subleased approximately 10,000 square feet of office, laboratory and storage space from us at our corporate headquarters, at a monthly rate of approximately $2.28 per square foot, subject to an annual 3.5% increase during 2001. In January 2002, the sublease was amended to decrease the amount of the subleased premises to approximately 3,000 square feet. In addition, we have entered into an agreement with the department whereby we have obtained a right of first refusal to cancer and infectious disease related technologies in return for certain financial considerations.

Relationship With Holmes Harbor Company, Inc.

      Holmes Harbor Company, Inc. is a Washington corporation controlled by Robert M. Trimble, a greater than 5% holder of our Common Stock prior to the closing of our initial public offering. On July 12, 2000, Holmes Harbor loaned us $1,650,000 to fund certain leasehold improvements at our headquarters. The loan was secured by substantially all of our assets. Interest accrued on the loan at a rate of 13% per annum, and principal and interest were due on July 11, 2001. As an inducement to obtain the loan, we issued a fully vested warrant to purchase 10,000 shares of our common stock to Holmes Harbor Company. The warrant is exercisable at $5.50 per share and expires upon the earlier of July 10, 2010 or a change of control of the Company. On April 24, 2001, as a condition of our entering into our collaborative agreement with Medarex, Inc., we restructured the loan. As part of our restructuring of this loan, we repaid $825,000 in principal and paid $74,047 of accrued interest on May 15, 2001. Additionally, we issued to Holmes Harbor a convertible promissory note in the amount of $825,000 and a warrant to purchase up to 50,000 shares of our series D convertible preferred stock. The convertible promissory note was secured by all our assets except certain intellectual property, and bore interest at the rate of 13% per annum. Under the terms of the convertible promissory note, we were required to make quarterly payments in the amount of $121,603 commencing on

September 30, 2001. We paid the balance of all principal and interest on December 14, 2001 in conjunction with the closing of our initial public offering, at which time the warrant we issued as a result of restructuring this loan expired.

Relationship With Medarex, Inc.

      In April 2001, we entered into a collaboration agreement with Medarex, Inc., a greater than 5% holder of our Common Stock prior to the closing of our initial public offering, to produce fully human monoclonal antibodies to certain antigen targets identified by us. The agreement calls for joint development of antibodies to at least eight cancer-associated antigen targets. Under our agreement, certain profits, losses and costs associated with the development of our HuRx products will be shared equally by both of us, and certain other costs will be borne entirely by each party. From our inception of this agreement through December 31, 2001, we have incurred approximately $135,040 in expenditures relating to this agreement. This relationship is governed by a joint steering committee composed of representatives of both companies to make development and commercialization decisions concerning jointly developed fully human monoclonal antibody product candidates. Each of us has the right to elect not to participate in the joint development of antibodies to a given antigen target and receive instead certain milestone and royalty payments on net sales. The agreement terminates upon the later of one year after completion of the research activities thereunder, or the date on which neither party is exploiting any products developed thereunder. The agreement is also subject to termination if either party breaches its material obligations under the agreement.

Relationship With Dunsford Hill Capital Partners, Inc.

      Dunsford Hill Capital Partners, Inc. is a California corporation owned and controlled by Randall L-W. Caudill, Ph. D., a member of our board of directors. In return for services performed in connection with our convertible promissory note and series D convertible preferred stock offerings, in September 2001 Dunsford Hill received compensation in the form of $105,000 and a warrant to purchase 45,000 shares of our series D convertible preferred stock at an exercise price of $5.00 per share.

      Dunsford Hill frequently works in association with The Paisley Group LLC, a Washington limited liability company. In connection with our retention of The Paisley Group as a placement agent for our series D convertible preferred stock financing, The Paisley Group requested that $30,000 of their fee and a warrant to purchase 20,000 shares of our series D convertible preferred stock be paid to Dunsford Hill.

Employee Agreements

      The Company has entered into employment agreements with four of its executive officers. These agreements include provisions requiring severance payments if a change of control occurs.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth certain information concerning compensation paid or accrued to the Company’s Chairman of the Board of Directors, President, Chief Executive Officer, and the four most highly compensated executive officers of the Company whose salary and bonus for the Company’s fiscal year ended December 31, 2001 were in excess of $100,000 (the “Named Executive Officers”) for services rendered to the Company in all capacities during each of the years in the three-year period ended December 31, 2001:

		Annual Compensation		Long-Term
	Fiscal			Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Option Grants	Compensation(1)

Daniel O. Wilds	2001	$299,000	$135,000	79,300	10,259
Chairman of the Board of Directors,	2000	$250,016	$87,500	0	10,396
President and Chief Executive Officer(1)	1999	$250,000	$87,500	420,956	2,985

Alton L. Boynton, Ph.D.	2001	$265,000	$92,750	79,300	14,464
Executive Vice President, Chief	2000	$229,860	$61,000	0	14,692
Operating Officer, Chief	1999	$225,000	$45,000	165,210	4,596
Scientific Officer and Secretary

Eric Holmes, Ph.D.	2001	$178,000	$28,260	10,000	11,731
Vice President of Biomedical	2000	$170,086	$18,316	10,000	11,622
Research and Development	1999	$165,000	$16,500	5,000	4,118

Michael Salgaller, Ph.D.	2001	$131,518	$21,300	10,000	10,438
Vice President of Clinical and	2000	$124,733	$12,500	5,000	10,202
Research Affairs	1999	$115,000	$11,500	5,000	5,667

Patricia A. Lodge, Ph.D.	2001	$130,000	$21,000	0	8,849
Vice President of Operations and	2000	$108,762	$12,000	10,000	6,816
Process Development	1999	$105,000	$0	6,000	1,816

(1)	All Other Compensation for each of the years in the three-year period ended December 31, 2001 consists of premiums paid on excess term life insurance, severance payments and dependent medical payments.

Option Grants in the 2001 Fiscal Year

      The following table sets forth information concerning option grants during the 2001 fiscal year to the Named Executive Officers:

Individual Grants					Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Terms(6)
	Options	Employees in	Base Price
Name	Granted	Fiscal Year	Per Share	Expiration Date	5%	10%

Daniel O. Wilds(1)	79,300	.34%	$1.25	04/28/11	$62,339	$157,980

Alton L. Boynton, Ph.D.(2)	79,300	.34%	$1.25	04/17/11	$62,339	$157,980

Eric Holmes, Ph.D.(3)	10,000	.04%	$1.25	06/19/11	$7,861	$19,922

Michael Salgaller, Ph.D.(4)	10,000	.04%	$1.25	04/17/11	$7,861	$19,922

Patricia A. Lodge, Ph.D.(5)	0	.00%	N/A	N/A	N/A	N/A

(1)	Mr. Wilds stock options generally vest in equal monthly amounts over three years from the date of grant and expire 10 years from the date of grant. Vesting is accelerated upon certain changes in control of the Company.

(2)	Dr. Boynton’s stock options generally vest in equal monthly amounts over three years from the date of grant and expire 10 years from the date of grant. Vesting is accelerated upon certain changes in control of the company.

(3)	Dr. Holmes’s stock options generally vest over a four year period, 25% on the one-year anniversary of the grant and 2% each month thereafter.

(4)	Dr. Salgaller’s stock options generally vest over a four year period, 25% on the one year anniversary of the grant and 2% each month thereafter.

(5)	Dr. Lodge’s stock options generally vest over a four year period, 25% on the one year anniversary of the grant and 2% each month thereafter.

(6)	These assumed rates of appreciation are provided in order to comply with requirements of the Securities and Exchange Commission, and do not represent the Company’s expectation as to the actual rate of appreciation of the Common Stock. The actual value of the options will depend on the performance of the Common Stock, and may be greater or less than the amounts shown.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2001 and Fiscal Year End Option Values

      The following table contains information concerning the options exercised by the Named Executive Officers in the fiscal year ended December 31, 2001, and the year end number and value of unexercised options with respect to each of the Named Executive Officers.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money Options at
	Acquired		Options at Fiscal Year End		Fiscal Year End(a)
	On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Daniel O. Wilds	0	$0.00	342,045	287,956	1,431,539	1,181,533

Alton L. Boynton, Ph.D.	0	$0.00	84,778	159,732	355,955	641,712

Eric Holmes, Ph.D.	0	$0.00	9,370	20,630	41,197	5,630

Michael Salgaller, Ph.D.	0	$0.00	12,493	17,507	56,096	10,554

Patricia A. Lodge, Ph.D.	0	$0.00	9,101	10,899	39,717	24,833

(a)	Dollar value is based on the market value of the Company’s Common Stock at December 31, 2001 minus the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for establishing and administering the Company’s policies that govern compensation and benefit practices for the Company’s employees. The Committee also evaluates the performance of the executive officers for purposes of determining their base salaries, cash-based and equity-based incentives and related benefits. The Compensation Committee is comprised of three non-employee directors. The current members of the Compensation Committee are George P. Hutchinson, Dr. Haakon Ragde and C. William Schneider. The Compensation Committee was formed on June 21, 2001 and held two meeting(s) with the Board of Directors during fiscal 2001.

Compensation Goals

      Northwest Biotherapeutics’ philosophy regarding executive compensation is to attract and retain highly qualified people by paying competitive salaries, and to link the financial interests of Northwest Biotherapeutics’ senior management to those of the Company’s stockholders by also tying compensation to the achievement of operational and financial objectives. The Company’s compensation package for its officers includes both short-term and long-term features in the form of base salary and equity-based incentives in the form of stock options which are granted periodically at the discretion of the Committee.

Base Salaries

      Base salaries for all executive officers are reviewed annually. The Committee reviews the compensation of the President and Chief Executive Officer. The President and Chief Executive Officer reviews the compensation of the other executive officers. The Compensation Committee also consults with the President and Chief

Executive Officer with respect to the compensation package for all other executive officers. In evaluating salaries, each officer’s individual performance during the prior year, as well as salary levels in the biotechnology industry for comparable positions, are considered. In determining how the respective officer contributes to the Company, current corporate performance, as well as the potential for future performance gains, are considered. No specific weight is attributed to the foregoing for purposes of determining base salaries.

Equity-Based Incentives

      The Company provides its executive officers, with long-term incentives through its 1998 Stock Option Plan, 1999 Executive Stock Option Plan, 2001 Stock Option Plan, and Employee Stock Purchase Plan. The primary objective of these plans is to provide an incentive for employees to make decisions and take actions that maximize long-term stockholder value. The plans are designed to promote this long-term focus by using discretionary grants and long-term vesting periods. Subject to the terms of the plans, the Committee determines the terms and conditions of options granted under the plans, including the exercise price. For various motivation and retention considerations, option awards granted subsequent to the Company’s initial public offering in December generally vest over four years. The Committee believes that stock options provide an incentive for employees, allowing the Company to attract and retain high quality management and staff.

Compensation of the President and Chief Executive Officer

      In assembling the compensation package for the President and Chief Executive Officer, the Committee considers the annual and long-term performance of the Company, the performance of the President and Chief Executive Officer, and the cash resources and needs of the Company. Although the Committee’s overall goal is to set the President and Chief Executive Officer’s salary at the median base for competitors that are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee’s subjective evaluation of the foregoing. Consistent with the foregoing, the Compensation Committee set the base salary for the President and Chief Executive Officer at $299,000 for fiscal 2001. The President and Chief Executive Officer was also granted stock options to purchase 79,300 shares of the Company’s Common Stock during fiscal 2001.

COMPENSATION COMMITTEE

George P. Hutchinson
Dr. Haakon Ragde
C. William Schneider

REPORT OF THE AUDIT COMMITTEE

      The Board of Directors has a standing Audit Committee, which provides the opportunity for direct contact between the Company’s independent accountants and the Board. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this proxy statement. The Audit Committee has responsibility for recommending the appointment of the Company’s independent accountants, supervising the finance function of the Company (which include, among other matters, the Company’s investment activities), reviewing the Company’s internal accounting control policies and procedures, and providing the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee was formed on June 21, 2001 and held two meetings during fiscal 2001. The current members of the Audit Committee are Randall L-W. Caudill, George P. Hutchinson, and Dr. Haakon Ragde. Each member of the Audit Committee is an “independent director,” as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc.

      The Audit Committee of the Board of Directors for fiscal 2001 has reviewed and discussed the Company’s audited financial statements for fiscal 2001 with the Company’s management. The Audit Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2001.

AUDIT COMMITTEE

Randall L-W. Caudill
George P. Hutchinson
Dr. Haakon Ragde

May 13, 2002

STOCK PRICE PERFORMANCE

      The following graph compares the cumulative total return of Company Common Stock, Nasdaq Stock Market Composite Index and Nasdaq Biotechnology Index for the period between the Company’s initial public offering on December 14, 2001 and its fiscal year end on December 31, 2001. The cumulative total return of Company Common Stock assumes $100 invested on December 14, 2001 in Northwest Biotherapeutics, Inc. Common Stock.

	Northwest Biotherapeutics,		NASDAQ Biotechnology
	Inc.	NASDAQ Stock Market	Index

12/14/01	100.00	100.00	100.00
12/31/01	94.16	99.86	101.36

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      Two Class I directors will be elected at the Annual Meeting, each to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

      The Board of Directors has nominated Randall L-W. Caudill, Ph.D. and George P. Hutchinson for election as Class I members of the Board of Directors, to serve until the 2005 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

      Unless otherwise directed, the persons named in the proxy intend to vote all proxies for the election of Dr. Caudill and Mr. Hutchinson to their respective positions on the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting either Dr. Caudill or Mr. Hutchinson is unable or declines to serve as a director, the discretionary authority provided in the enclosed Proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable or will decline to serve as a director.

      The Board unanimously recommends that you vote FOR the election of Randall L-W. Caudill, Ph.D. and George P. Hutchinson as Class I members of the Board of Directors of the Company.

      Information on the Directors and Director nominees follows:

		Director	Principal Occupation and Business
Name	Age	Since	Experience for the Past Five Years

Daniel O. Wilds	53	7/29/98	Chairman of the Board, President and Chief Executive Officer

Alton L. Boynton, Ph.D.	57	7/29/98	Executive Vice President, Chief Scientific Officer, Chief Operating Officer, Secretary and Director

C. William Schneider	57	7/29/98	Treasurer and Director

George P. Hutchinson	62	7/29/98	Director

Randall L-W. Caudill, D. Phil	54	7/29/98	Director

Haakon Ragde, M.D.	74	7/29/98	Director

      Daniel O. Wilds. Mr. Wilds was named Chairman of our board of directors in June 2001, and has served as President, Chief Executive Officer and a director since February 1998. Prior to joining us, Mr. Wilds was President and Chief Executive Officer of Shiloov Biotechnologies (USA), Inc., from July 1997 to January 1998. In early 1997, Mr. Wilds was a self-employed consultant, providing advisory services to biotechnology companies. From 1992 through 1996, Mr. Wilds was President and Chief Executive Officer of Adeza Biomedical Corporation, prior to which he served in several management positions in the biomedical and biopharmaceutical fields. Mr. Wilds holds a B.A. from California State University, Los Angeles and an MBA from Northwestern University.

      Alton L. Boynton, Ph.D. Dr. Boynton co-founded our company, has served as Secretary since August 2001, has served as our Executive Vice President since July 2000, has served as our Chief Scientific Officer and a director since our inception in 1996, and was appointed our Chief Operating Officer in August 2001. Dr. Boynton has also served as Director of the Department of Molecular Medicine of Northwest Hospital since 1995 where he has coordinated the establishment of a program centered on carcinogenesis. Dr. Boynton received his Ph.D. in Radiation Biology from the University of Iowa in 1972.

      C. William Schneider. Mr. Schneider has served as Treasurer and a director since inception, and was Secretary from inception until August 2001. Mr. Schneider has served as Chief Executive Officer, President, and a director of Health Resources Northwest, which is comprised of Northwest Hospital and other health care-related entities, since February 1981. He is also the President/ CEO of Northwest Hospital since February 1989. He has held various positions over the past 25 years in the health care field, and is a member of the American College of Health Care Administrators. Mr. Schneider received his B.S. degree from Missouri Western College in 1972.

      George P. Hutchinson. Mr. Hutchinson served as Chairman of the Board from inception until June 2001 and is currently a director. Mr. Hutchinson was President of G.P. Hutchinson and Co. from 1990 to 1999, providing investment-banking services to regional companies. Prior to his service on our board of directors, Mr. Hutchinson held several senior executive positions in the investment banking industry. He currently serves as a member of the Board for Health Resources Northwest. Mr. Hutchinson obtained a B.A. degree from the University of Washington in 1961 and an MBA from Columbia University in 1966.

      Randall L-W. Caudill, D. Phil. Dr. Caudill has served as a director since July 1998. Since April 1997, Dr. Caudill has been President of Dunsford Hill Capital Partners, a financial consulting firm serving early-stage health care and technology companies. Dr. Caudill was, from 1987 to 1997, a Senior Advisor to Prudential Securities, a full-service investment bank, where he served in various capacities, including Head of their Mergers and Acquisitions Department and Co-Head of their Investment Bank. He also currently serves as a director of SBE, Inc., Helix BioMedix, Inc., Ramgen Power Systems, Inc. and VaxGen, Inc., as well as several non-profit entities. Dr. Caudill received a D. Phil. from Oxford University, where he was a Rhodes Scholar, and an M.P.P.M. from Yale University.

      Haakon Ragde, M.D. Dr. Ragde has served as a director since September 1998. Since April 2001, Dr. Ragde has been medical director of the Grado-Ragde Clinics. From September 1988 until April 2001, Dr. Ragde was employed at Northwest Hospital in various capacities, most recently as the Director of Brachytherapy in the Urological Services Department. Dr. Ragde received his M.D. from University of Virginia Medical School in 1957 and is certified by the American Board of Urology.

Information on Committees of the Board of Directors and Meetings

      The Board of Directors created an Audit Committee and a Compensation Committee on June 21, 2001. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the 2001 fiscal year, there were six meetings of the Board of Directors, including two meetings of the Audit Committee and two meetings of the Compensation Committee with the Board as a whole. Each director, attended at least seventy-five percent (75%) of those meetings.

      Current members of the Audit Committee are Dr. Caudill, Mr. Hutchinson, and Dr. Ragde. The Audit Committee is responsible for recommending the Company’s independent auditors and reviewing the scope, costs and results of the audit engagement.

      Current members of the Compensation Committee are Mr. Hutchinson, Dr. Ragde and Mr. Schneider. The Compensation Committee is responsible for determining the overall compensation levels of the Company’s executive officers and administering the Company’s stock option plans.

Director Compensation

      Nonemployee directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with each board or board committee meeting attended. Non-employee directors will each receive, automatically on an annual basis, equity incentives in the form of stock option grants under our 2001 Nonemployee Director Stock Incentive Plan. Commencing in 2002, non-employee directors will be paid:

•	$2,000 for each Board meeting attended;

•	$1,000 for each Committee meeting attended; and

•	$500 for each scheduled telephonic meeting participated in.

      On May 1, 2001, we entered into a consulting agreement with Dr. Ragde, a member of our board of directors, to engage him to advise us regarding development of our immunotherapy programs. This agreement provided that we would pay Dr. Ragde up to $48,000 per year and grant him the option to purchase, at fair market value, 5,000 shares of our Common Stock.

Compensation Committee Interlocks And Insider Participation

      The Compensation Committee of the board of directors was formed on June 21, 2001, prior to which time all decisions regarding executive officers’ compensation were made by a finance committee of our board of directors consisting of Dr. Caudill and Messrs. Hutchinson, Schneider and Wilds. Mr. Schneider is the President and Chief Executive Officer of Northwest Hospital and Mr. Hutchinson serves on the board of directors of Health Resources Northwest, which controls Northwest Hospital. Northwest Hospital had extended a $2.9 million line of credit to us which expired on December 19, 2001. Interest accrued on amounts we borrowed at a rate equal to the sum of 1% plus the large business prime rate as reported by Bank of America. We fully repaid the $2.8 million outstanding balance of this loan on December 19, 2001. Simultaneously, Northwest Hospital exercised warrants to purchase 1,101,402 shares of our Common Stock at a purchase price of $198,252. In August 2001, we entered into an agreement with Northwest Hospital under which they agreed to forego its option to require us to repurchase its 550,700 shares of our redeemable series A convertible preferred stock and we agreed to pay them $1.7 million within 30 days following the closing of our initial public offering. The $1.7 million fee was paid in full on December 19, 2001.

PROPOSAL NO. 2:

AMENDMENT TO CERTIFICATE OF INCORPORATION

Background

      Under Delaware law, the Company may only issue shares of Common Stock to the extent such shares have been authorized for issuance under the Company’s Fifth Amended and Restated Certificate of Incorporation (“Certificate”). The Certificate currently authorizes the issuance by the Company of up to 30,000,000 shares of Common Stock, $0.001 par value and 12,500,000 shares of Preferred Stock, $0.001 par value. As of May 3, 2002,                      shares of the Company’s Common Stock were issued and outstanding, 3,657,792 unissued shares of Common Stock were reserved for issuance under the Company’s equity compensation plans, and 491,725 shares of Common Stock were reserved for issuance under outstanding warrants, leaving                      shares of Common Stock unissued and unreserved. As of May 3, 2002 no shares of Preferred Stock were issued, outstanding or reserved for issuance. In order to ensure sufficient shares of Common Stock will be available to the Company, the Board of Directors approved, subject to stockholder approval, amending the Company’s Certificate of Incorporation to increase the number of shares (i) of Common Stock from 30,000,000 to 125,000,000, and (ii) of Preferred Stock from 12,500,000 to 15,000,000.

Purpose and Effect of the Amendment

      The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, provide equity incentives to employees and officers or other corporate purposes. The Board of Directors has no current intention to split the outstanding Common Stock by declaring a stock dividend, and the declaration and payment of such a stock dividend by the Board would be contingent upon several factors, including the market price of the Company’s stock, the Company’s expectations about future performance, and the Company’s beliefs about general stock market trends. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with a contemplated issuance of Common Stock. The Board of Directors has no present agreement, arrangement or intention to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

      The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

      The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

      The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to authorize additional shares of Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

      The additional shares of Common Stock to be authorized pursuant to the proposed amendment will have a par value of $0.001 per share and be of the same class of Common Stock as is currently authorized under the Certificate. The Company does not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock except in connection with its existing stock option and purchase plans.

      Additionally, the amendment removes the rights and preferences associated with the Company’s shares of Preferred Stock which are no longer applicable since those shares converted into Common Stock upon the closing of the Company’s initial public offering.

Recommendation of the Board of Directors

      The board of directors recommends that the stockholders vote FOR approval of the amendment to the Fifth Amended and Restated Certificate of Incorporation.

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF AUDITORS

General

      The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed KPMG LLP (“KPMG”) as auditors of the Company for the fiscal year ending December 31, 2002. KPMG has audited the accounts of the Company since February 15, 2001. Representatives of KPMG are expected to attend the meeting and will have the opportunity to make a statement and to respond to appropriate questions from Stockholders. In the event Stockholders do not ratify the appointment by a majority of the votes cast, represented in person or by proxy, the selection of auditors will be reconsidered by the Board of Directors.

Audit Fees

      The aggregate fees billed for professional audit services rendered by KPMG LLP for services performed relating to the fiscal year ended December 31, 2001 were $45,500. Such fees include professional services performed for the audit of the Company’s annual financial statements for the Company’s 2001 fiscal year and for reviews of the Company’s interim financial statements for the Company’s 2001 fiscal year.

Financial Information Systems Design and Implementation Fees

      KPMG LLP did not provide the Company any financial information systems design and implementation services for the fiscal year ended December 31, 2001.

All Other Fees

      The aggregate fees billed for services rendered by KPMG LLP for the fiscal year ended December 31, 2001, other than for audit services and financial information systems design and implementation services, were $340,000. These other services include preparation of tax returns for the fiscal year 2000 of $10,500 and services related to the registration statement for our initial public offering of $329,500.

      The Audit Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Recommendation of the Board of Directors

      The board of directors recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP to serve as the Company’s auditors for the fiscal year ending December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own more than 10% of any class of the Company’s capital stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership and to provide copies of such reports to the Company. Based solely on a review of copies of reports made pursuant to Section 16(a) of the Exchange Act and the related regulations, the Company believes that during fiscal year 2001 all filing requirements applicable to its directors, executive officers and 10 percent stockholders were satisfied, with the exception that Mr. Johnston and Mr. Salgaller each filed one Form 4 late.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

      The election of Directors and other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with Section 2.13 of the Company’s bylaws, and received by the Company not fewer than 120 nor more than 150 days prior to the first anniversary of the date of the Company’s proxy statement released to Stockholders in connection with the previous year’s annual meeting of Stockholders. Any such Stockholder notice shall set forth (A) the name, principal occupation and record address of the Stockholder proposing such business; (B) a representation that the Stockholder is entitled to vote at such meeting and a statement of the number of shares of the Company which are beneficially owned by the Stockholder; (C) the dates upon which the Stockholder acquired such shares and documentary support for any claims of beneficial ownership; and (D) as to each matter the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the exact text of the proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with these requirements. If the facts warrant, the chairman of the meeting of Stockholders may determine and declare that business was not properly brought before the meeting in accordance these requirements and, if it is so determined, refuse to transact any business at such meeting which has not been properly brought before the meeting.

      To be included in the Company’s proxy materials mailed to the Company’s Stockholders pursuant to Rule 14a-8 of the Exchange Act, Stockholder proposals to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its executive offices at 21720 — 23rd Drive S.E., Suite 100, Bothell, Washington 98021, to the attention of the General Counsel, on or before January 14, 2003.

OTHER MATTERS

      As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the Annual Meeting. If any other business requiring a vote of the Stockholders should come before the Annual Meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

By Order of the Board of Directors,

/s/ JIM D. JOHNSTON

Jim D. Johnston
Executive Vice President, Chief Financial Officer and Chief General Counsel

Bothell, Washington

May 13, 2002

Appendix A

NORTHWEST BIOTHERAPEUTICS, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose

      The purpose of the Audit Committee established by this charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audit processes of Northwest Biotherapeutics, Inc. (NWBT), to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of NWBT (which will include, among other matters, NWBT’s investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

Membership

      The Audit Committee must be composed of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of NWBT. Each member of the Audit Committee shall be an “independent director,” as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. (“NASD”).

      Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including NWBT’s balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of NWBT and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Meetings

      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of NWBT at least quarterly to review the financial affairs of NWBT. The Audit Committee will meet with the independent auditors of NWBT upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors’ examination and management report.

Responsibilities

      The responsibilities of the Audit Committee shall include:

1.	Nominating the independent auditors for annual approval by the Board and ratification by the stockholders;

2.	Reviewing the plan for the audit and related services at least annually;

3.	Reviewing audit results and annual and interim financial statements;

4.	Reviewing a written statement from NWBT’s auditors delineating all relationships between the auditor and NWBT;

5.	Actively discussing with NWBT’s auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

6.	Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

7.	Overseeing the adequacy of NWBT’s system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

8.	Overseeing the effectiveness of the internal audit function;

9.	Overseeing NWBT’s compliance with the Foreign Corrupt Practices Act;

10.	Overseeing NWBT’s compliance with Securities and Exchange Commission (the “SEC”) requirements for disclosure of auditor’s services and Audit Committee members and activities; and

11.	Overseeing NWBT’s finance function, which may include the adoption from time to time of a policy with regard to the investment of NWBT’s assets.

      In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

      Finally, the Audit Committee shall ensure that NWBT’s auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of NWBT’s stockholders, and (ii) the Board’s and the Audit Committee’s ultimate authority and responsibility to select, evaluate and, where appropriate, replace NWBT’s independent auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Reports

      The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in NWBT’s proxy statement for its Annual Meeting of Stockholders.

Charter Review

      The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following NWBT’s Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that NWBT is legally required to do by the rules of the SEC, this charter (as then constituted) shall be publicly filed.

PRELIMINARY COPY

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORTHWEST BIOTHERAPEUTICS, INC.
PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
JUNE 20, 2002

The undersigned stockholder of NORTHWEST BIOTHERAPEUTICS, INC. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2002 Annual Meeting of Stockholders of the Company to be held on Thursday, June 20, 2002 at 10:30 a.m., local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, and hereby revokes all previous proxies and appoints Daniel O. Wilds and Jim D. Johnston, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
PLEASE MARK, SIGN AND DATE THIS PROXY AND
RETURN IT AS PROMPTLY AS POSSIBLE.

(Continued and to be signed on other side.)

- FOLD AND DETACH HERE -

Please mark your votes as indicated in this example.	☒

1.	ELECTION OF DIRECTORS Two Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2005. The Board of Directors has nominated for election as Class I directors:

01 Randall L-W. Candill, Ph.D.; 02 George P. Hutchinson

FOR all nominees (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees

Management recommends a vote FOR all nominees.

To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.

2.	AMENDMENT TO CERTIFICATE OF INCORPORATION.
Proposal to approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock thereunder from 30,000,000 to 125,000,000 and (ii) increase the number of authorized shares of Preferred Stock from 12,500,000 to 15,000,000; and (iii) reflect the conversion of the Company's previously issued Preferred Stock into Common Stock.

FOR	AGAINST	ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR. Proposal to ratify the appointment of KPMG LLP to serve as the Company’s independent auditor.

FOR	AGAINST	ABSTAIN

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” DIRECTORS, “FOR” THE AMENDMENT TO CERTIFICATE OF INCORPORATION, “FOR” RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Signature(s)_____________________________________________________________   Date _________________ , 2002

(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

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